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EXHIBIT 21


                            MEMBERWORKS INCORPORATED
                            SIGNIFICANT SUBSIDIARIES



                                                          STATE OF INCORPORATION
SUBSIDIARY                                                    OR ORGANIZATION
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Coverdell & Company                                               Georgia